                           TENDER AND VOTING AGREEMENT

                                  by and among

                              MFW ACQUISITION CORP.

                                       and

                              CERTAIN STOCKHOLDERS
                                       OF
                                 CMP MEDIA INC.


                           Dated as of April 28, 1999

         THIS TENDER AND VOTING AGREEMENT (this "AGREEMENT"), dated as of April 28, 1999, is made and entered into by and among MFW Acquisition Corp., a Delaware corporation (the "COMPANY"), and the undersigned holders (the "STOCKHOLDERS") of Class A and Class B Common Stock of CMP Media Inc., a Delaware corporation ("CMP").

         WHEREAS, the Company, Miller Freeman Worldwide plc, an English public limited company ("Parent"), United News & Media plc, an English public limited company, and CMP intend to enter into an Agreement and Plan of Merger of even date herewith (the "MERGER AGREEMENT"), which provides for a tender offer by the Company for all of the outstanding shares of capital stock of CMP (the "OFFER") and the merger of the Company with and into CMP and for CMP to become a wholly-owned affiliate of Parent (the "MERGER");


         WHEREAS, at the Effective Time (as defined below) and in accordance with the terms of the Merger Agreement, each share of Class A Common Stock, par value $0.01 per share, and each share of Class B Common Stock, par value $0.01 per share, of CMP (the "STOCK") will be converted into the right to receive $39.00 in cash per share, all as more fully described in the Merger Agreement;

         WHEREAS, each Stockholder has the sole right to vote or Dispose of the number of shares of Stock (collectively, the "SHARES") set forth opposite the Stockholder's name on SCHEDULE I hereto; and

         WHEREAS, as a condition to the Company's willingness to execute and deliver the Merger Agreement and to consummate the Offer and the Merger and to the Stockholders' willingness to tender their Shares pursuant to the Offer and vote their Shares in favor of the Merger, the Stockholders and the Company desire to establish in this Agreement certain terms and conditions concerning the Stockholders' Shares with respect to the Offer and the Merger;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

         1.01 DEFINITIONS. (a) Except as otherwise specifically indicated, the following terms have the following meanings for all purposes of this Agreement:

         "BENEFICIALLY OWNS" (or comparable variations thereof) has the meaning set forth in Rule 13d-3 promulgated under the Exchange Act.

         "DEPOSITARY" means Chase Manhattan Bank, N.A.

         "DISPOSE" means assign, sell, pledge, hypothecate or otherwise transfer or dispose of.

         "DISPOSITION" means assignment, sale, pledge, hypothecation or other transfer or disposition.

         "EFFECTIVE TIME" means the time at which the Merger becomes effective under the General Corporation Law of the State of Delaware.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

         "GOVERNMENTAL OR REGULATORY AUTHORITY" means any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision.

         "LIEN" means any lien, claim, mortgage, encumbrance, pledge, security interest, equity or charge of any kind.

         "PERSON" means any individual, corporation, partnership, limited liability company, trust, other entity or group (within the meaning of Section 13(d)(3) of the Exchange Act).

         "SUBSIDIARY" means any Person in which Parent or CMP, as the case may be, directly or indirectly through Subsidiaries or otherwise, beneficially owns more than fifty percent (50%) of the capital stock or other equity interests in such Person.

         (b) In addition, the following terms are defined in the Sections set forth below:


         "Alternative Proposal"                      --       Section 2.03
         "CMP"                                       --       Preamble
         "Company"                                   --       Preamble
         "Leeds Family Agreement"                    --       Section 2.01(a)
         "Merger"                                    --       Preamble
         "Merger Agreement"                          --       Preamble
         "Parent"                                    --       Preamble
         "Share Certificates"                        --       Section 2.04
         "Shares"                                    --       Preamble
         "Stock"                                     --       Preamble
         "Stockholders"                              --       Preamble
         "Stockholders' Meeting"                     --       Section 2.01(c)

         (c) Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire Agreement; and (iv) the terms "Article" or "Section" refer to the specified Article or Section of this Agreement. Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless business days are specified.

                                   ARTICLE II

    COVENANTS OF EACH STOCKHOLDER IN CONNECTION WITH THE OFFER AND THE MERGER

         2.01 OWNERSHIP OF SHARES; AGREEMENT TO TENDER; APPROVAL OF MERGER AGREEMENT.

         (a) Until the Effective Time or the earlier termination of this Agreement in accordance with its terms, each Stockholder agrees (for itself and not as to any other Stockholder) that he or she will not Dispose of any of the Shares or any interest therein, deposit any of the Shares into a voting trust or enter into a voting agreement or arrangement (other than that certain 1997 Leeds Family Stockholders' Agreement, dated as of June 30, 1997 and as amended (the "LEEDS FAMILY AGREEMENT ")) or grant any proxy with respect thereto or enter into any other contract, option or other arrangement or undertaking with respect to the direct or indirect Disposition of any of the Shares.

         (b) Each Stockholder hereby agrees that, if the Company commences the Offer, such Stockholder will tender, or cause to be tendered, as soon as practicable (and in any event within ten business days) after the commencement of the Offer, in accordance with the terms and conditions of the Offer, all Shares that the Stockholder either owns of record or of which the Stockholder has the power to control the Disposition as set forth on SCHEDULE I. Each Stockholder further agrees that he or she will not withdraw such tendered Shares unless the Offer is terminated by the Company.

         (c) Each Stockholder agrees (for itself and not as to any other Stockholder) that he or she, with respect to those Shares that the Stockholder either owns of record on the record date for voting at any annual or special meeting of CMP stockholders to be held for the purpose of voting on the adoption of the Merger Agreement or for granting any written consent in connection with the solicitation of written consents in lieu of such a meeting (collectively, the "STOCKHOLDERS' MEETING") or with respect to which the Stockholder otherwise controls the vote, will vote or cause to be voted such shares (or execute written consents with respect to such shares) (i) in favor of the adoption of the Merger Agreement and the approval of the Merger and the other transactions contemplated by the Merger Agreement, (ii) against any proposal or offer (including, without limitation, any proposal or offer to the stockholders of CMP) with respect to a merger, consolidation or other business combination including CMP or any of its Subsidiaries or any acquisition or similar transaction (including, without limitation, a tender or exchange offer) involving the purchase of all or any significant portion of the assets of CMP and its Subsidiaries taken as a whole or any outstanding shares of the capital stock of CMP or any Subsidiary of CMP, (iii) against any action which would result in any of the conditions of the Company's obligation under the Merger Agreement not being fulfilled and (iv) in favor of any other matter necessary for the consummation of the transactions contemplated by the Merger Agreement, including without limitation at the Stockholders' Meeting.

         2.02 DIRECTOR ACTIONS. Notwithstanding any other provision of this Agreement to the contrary, the covenants and agreements set forth herein shall not prevent each Stockholder from taking any action, subject to the applicable provisions of the Merger Agreement, while acting in his or her capacity as a director of CMP in accordance with his or her fiduciary duties.

         2.03 NO ALTERNATIVE PROPOSALS. Until the Effective Time or the earlier termination of this Agreement in accordance with its terms, each Stockholder agrees (for itself and not as to any other Stockholder) that he or she will not directly or indirectly through his or her agents and representatives, initiate, solicit or encourage, any inquiries or the making or implementation of any alternative proposal (an "ALTERNATIVE PROPOSAL") to acquire the Shares or engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Alternative Proposal or any effort or attempt to make or implement any Alternative Proposal; and such Stockholder shall (i) immediately cease and cause to be terminated any existing activities, including discussions or negotiations with any parties, conducted heretofore with respect to any of the foregoing and will take the necessary steps to inform his or her agents and representatives of the obligations undertaken in this Section 2.03, and (ii) notify the Company immediately if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, him or her.

         2.04 DELIVERY OF CERTIFICATES. Each Stockholder agrees to (i) deliver one or more certificates evidencing all of such Stockholder's Shares (together with any replacement certificates or certificates reflecting additional Shares hereafter acquired by such Stockholder (the "SHARE CERTIFICATES")) to American Stock Transfer and Trust Company, transfer agent for the Shares, for placement of an appropriate legend reflecting this Agreement and (ii) keep the Share Certificates at all times prior to the expiration date of the Offer in the safekeeping of the Depositary; provided that the Depositary has delivered to such Stockholder an agreement in form acceptable to such Stockholder and the Company that the Depositary shall notify such Stockholder and the Company five business days prior to the date such Share Certificates are to be removed from the Depositary's safekeeping.

         2.05 CONSENTS.

         (a) Notwithstanding any pledge agreement or supplement thereto executed by a Stockholder in favor of Gerard G. Leeds or Liselotte J. Leeds, each of Gerard G. Leeds and Liselotte J. Leeds hereby consents to the execution, delivery and performance by any Stockholder of this Agreement and the Merger Agreement and all transactions contemplated hereby or thereby or necessary in connection herewith or therewith.

         (b) Each of Gerard G. Leeds, Liselotte J. Leeds, Michael S. Leeds and Daniel H. Leeds shall obtain, no later than the date that is twenty business days after the date hereof, all requisite consents to the execution, delivery or performance by any Stockholder of this Agreement from Fleet National Bank in connection with that certain Amended and Restated Negative Pledge Agreement (the "FLEET AGREEMENT").

                                   ARTICLE III

               REPRESENTATIONS AND WARRANTIES OF EACH STOCKHOLDER

         Each Stockholder, as to such Stockholder only, hereby represents and warrants to the Company as follows:

         3.01 OWNERSHIP OF SHARES. The Stockholder is the sole beneficial and record holder of, and has the sole right to vote with respect to, as of the date hereof, the number of Shares set forth opposite such Stockholder's name on
SCHEDULE I hereto (collectively, the "SHARES"), subject to no rights of others and free and clear of any Lien (except pursuant to the Fleet Agreement). The Stockholder's right to vote or Dispose of the Shares is not subject to any voting trust, voting agreement, voting arrangement or proxy (other than the Leeds Family Agreement), and such Stockholder has not entered into any other contract, option or other arrangement or undertaking with respect thereto. Except for the Shares listed on SCHEDULE I hereto, such Stockholder does not have any right to acquire, nor does he or she beneficially own any other shares of any class of capital stock of CMP or any securities convertible into or exchangeable or exercisable for any shares of any class of capital stock of CMP (other than shares subject to options or other rights granted by CMP, which options shall be canceled as contemplated under Section 3.1(d) of the Merger Agreement).

         3.02 AUTHORITY. This Agreement has been duly and validly executed and delivered by the Stockholder and constitutes a legal, valid and binding obligation of the Stockholder enforceable against the Stockholder in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         3.03 NO CONFLICTS. The execution and delivery by the Stockholder of this Agreement do not, and the performance by the Stockholder of his or her obligations under this Agreement and (other than referred to in Section 2.05 hereof) the consummation of the transactions contemplated hereby will not:

         (a) conflict with or result in a violation or breach of any term or provision of any law, statute, rule or regulation or any order, judgment or decree of any Governmental or Regulatory Authority applicable to the Stockholder or any of his or her properties or assets; or

         (b) (i) conflict with or result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under,
(iii) require the Stockholder to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, or (iv) result in the creation or imposition of any Lien upon any of the Stockholder's properties or assets under, any contract, agreement, plan, permit or license to which the Stockholder is a party, including, but not limited to, the Leeds Family Agreement.

         3.04 OPTIONS AND WARRANTS. Each of Michael S. Leeds and Daniel H. Leeds hereby represents and warrants as to himself only that he has consented to the cancellation, prior to the expiration date of the Offer and without payment therefor (except for any payments to be made pursuant to their respective employment agreements), of all vested and unvested options and warrants held by him to purchase Shares.


                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company hereby represents and warrants to the Stockholders as follows:

         4.01 INCORPORATION. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. The Company has the requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.

         4.02 AUTHORITY. The execution and delivery by the Company of this Agreement, and the performance by the Company of its obligations hereunder, have been duly and validly authorized by the Board of Directors of the Company, no other corporate action on the part of the Company or its stockholders being necessary. This Agreement has been duly and validly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         4.03 NO CONFLICTS. The execution and delivery by the Company of this Agreement do not, and the performance by the Company of its obligations under this Agreement and the consummation of the transactions contemplated hereby will not:

         (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the certificate of incorporation or bylaws of the Company;

         (b) conflict with or result in a violation or breach of any term or provision of any law, statute, rule or regulation or any order, judgment or decree of any Governmental or Regulatory Authority applicable to the Company or any of its properties or assets; or

         (c) (i) conflict with or result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under,
(iii) require the Company to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, or (iv) result in the creation or imposition of any Lien upon the Company or any of its properties or assets under, any contract, agreement, plan, permit or license to which the Company is a party.


                                    ARTICLE V

                               GENERAL PROVISIONS

         5.01 SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS. Notwithstanding any right of any party (whether or not exercised) to investigate the accuracy of the representations and warranties of the other party contained in this Agreement, each party hereto has the right to rely fully upon the representations and warranties of the other contained in this Agreement. The representations and warranties contained herein shall be made as of the date hereof and as of the consummation of the Offer. Except as provided in SECTION 5.02, the representations, warranties, covenants and agreements of each party hereto contained in this Agreement will survive until the termination of this Agreement.

         5.02 TERMINATION. This Agreement and all rights and obligations of the parties hereunder, including, without limitation, the provisions of SECTION 2.01, shall automatically terminate, and shall cease to be of any further force and effect, upon the earlier to occur of (i) the termination of (a) the Offer in accordance with its terms and conditions without the Company having purchased any shares of Stock or (b) the Merger Agreement in accordance with its terms, and (ii) the mutual written agreement of the Stockholders and the Company. Notwithstanding the termination of this Agreement, nothing contained herein shall relieve any party hereto from liability for breach of any of his, her or its representations, warranties, covenants or agreements contained in this Agreement.

         5.03 AMENDMENT AND WAIVER. (a) This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each party hereto.

         (b) Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by law or otherwise afforded, will be cumulative and not alternative.

         5.04 NOTICES. All notices, requests, demands or other communications required by or otherwise given with respect to this Agreement shall be in writing and shall be deemed to have been duly given to any party when delivered personally (by courier service or otherwise), or three business days after being sent by registered or certified mail with postage prepaid, return receipt requested (provided, however, that in the case of international mailings, such time period shall instead be the seventh day after deposit by insured delivery into the national postal system of the country of origin or on the second business day after delivery to an overnight courier of recognized international standing), in each case to the applicable addresses set forth below or to such other address as such party shall have designated by notice so given to each other party:

          If to the Stockholders, to:

          the addresses set forth on SCHEDULE I hereto


          with a copy to:

          Dow, Lohnes & Albertson, PLLC
          1200 New Hampshire Avenue, N.W.
          Suite 800
          Washington, D.C.  20036-6802
          Facsimile No.:  (202) 776-2222
          Attn:  Edward J. O'Connell, Esq.


          If to the Company, to:


          Miller Freeman Worldwide, plc
          530 Chiswick High Road
          London W4 5BG
          England
          Facsimile No.:  011 44 181 987 7756
          Attention:  Ms. Emma Lewis


          with a copy to:

          Carter, Ledyard & Milburn
          2 Wall Street
          New York, NY  10005
          Facsimile No.:  (212) 732-3232
          Attention:  James Abbott, Esq.

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section 5.04, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section 5.04, be deemed given upon receipt, and (iii) if delivered by mail in the manner described above to the address as provided in this Section 5.04, be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other person to whom a copy of such notice, request or other communication is to be delivered pursuant to this Section 5.04). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto.

         5.05 ENTIRE AGREEMENT. This Agreement supersedes all prior discussions and agreements among the parties hereto with respect to the subject matter hereof and contains the sole and entire agreement among the parties hereto with respect to the subject matter hereof.

         5.06 NO THIRD PARTY BENEFICIARY. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto, and it is not the intention of the parties to confer third-party beneficiary rights upon any other Person.

         5.07 NO ASSIGNMENT; BINDING EFFECT. Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any party hereto without the prior written consent of the other party hereto and any attempt to do so will be void. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns and legal representatives.

         5.08 SPECIFIC PERFORMANCE; LEGAL FEES. The parties acknowledge that money damages are not an adequate remedy for violations of any provision of this Agreement and that any party may, in his, her or its sole discretion, apply to a court of competent jurisdiction for specific performance for injunctive or such other relief as such court may deem just and proper in order to enforce any such provision or prevent any violation hereof and, to the extent permitted by applicable law, each party waives any objection to the imposition of such relief.

         5.09 HEADINGS. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

         5.10 INVALID PROVISIONS. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (i) such provision will be fully severable, (ii) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof and (iii) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.

         5.11 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to a contract executed and performed in such State, without giving effect to the conflicts of laws principles thereof.

         5.12 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

         IN WITNESS WHEREOF, each party hereto has signed this Agreement, or caused this Agreement to be signed by its officer thereunto duly authorized, as of the date first above written.

                                     MFW ACQUISITION CORP.


                                     By:  /s/ Donald A. Pazour
                                         ---------------------------------------
                                        Name:  Donald A. Pazour
                                        Title: Chief Executive Officer


                                     GERARD G. LEEDS LIFETIME TRUST


                                     By: /s/ Gerard G. Leeds
                                         ---------------------------------------
                                        Gerard G. Leeds, as Trustee


                                     LISELOTTE J. LEEDS LIFETIME TRUST


                                     By:  /s/ Liselotte J. Leeds
                                         ---------------------------------------
                                        Liselotte J. Leeds, as Trustee


                                       /s/ Michael S. Leeds
                                      ------------------------------------------
                                      MICHAEL S. LEEDS


                                       /s/ Richard A. Leeds
                                      ------------------------------------------
                                      RICHARD A. LEEDS


                                       /s/ Daniel H. Leeds
                                      ------------------------------------------
                                      DANIEL H. LEEDS


                                       /s/ Greg Jobin-Leeds
                                      ------------------------------------------
                                      GREG JOBIN-LEEDS


                                       /s/ Jennifer Leeds
                                      ------------------------------------------
                                      JENNIFER LEEDS

                                     THE MICHAEL S. LEEDS 1997 GRAT


                                     By:  /s/ Michael S. Leeds
                                        ----------------------------------------
                                              Michael S. Leeds, as Trustee


                                     THE MICHAEL S. LEEDS 1999 GRAT


                                     By:  /s/ Michael S. Leeds
                                        ----------------------------------------
                                              Michael S. Leeds, as Trustee


                                     THE RICHARD A. LEEDS 1997 GRAT


                                     By:  /s/ Richard A. Leeds
                                        ----------------------------------------
                                              Richard A. Leeds, as Trustee


                                     THE DANIEL H. LEEDS 1997 GRAT


                                     By:  /s/ Daniel H. Leeds
                                        ----------------------------------------
                                              Daniel H. Leeds, as Trustee


                                     THE GREG JOBIN-LEEDS 1997 GRAT


                                     By:  /s/ Greg Jobin-Leeds
                                        ----------------------------------------
                                              Greg Jobin-Leeds, as Trustee


                                     KALEIDOSCOPE FOUNDATION


                                     By:  /s/ Richard A. Leeds
                                        ----------------------------------------
                                        Name:   Richard A. Leeds
                                        Title:  Co-President

                                     THE GIANT STEPS FOUNDATION


                                     By:  /s/ Jennifer Leeds
                                        ----------------------------------------
                                        Name:   Jennifer Leeds
                                        Title:  President



                                     ACCESS FUND, INC.


                                     By:  /s/ Greg Jobin-Leeds
                                        ----------------------------------------
                                        Name:   Greg Jobin-Leeds
                                        Title:  Secretary


                                     THE ANDREA AND MICHAEL LEEDS FAMILY
                                     FOUNDATION


                                     By:  /s/ Michael S. Leeds
                                        ----------------------------------------
                                        Name:   Michael S. Leeds
                                        Title:  Trustee


                                     THE SUNITA AND DANIEL LEEDS FAMILY
                                     FOUNDATION


                                     By:  /s/ Daniel H. Leeds
                                        ----------------------------------------
                                        Name:   Daniel H. Leeds
                                        Title:  Trustee

                                                                      SCHEDULE I



                SHARES OF COMMON STOCK OWNED BY EACH STOCKHOLDER
                                     4/28/99


         STOCKHOLDER                                       NUMBER OF SHARES
                                                     CLASS A            CLASS B

         Gerard G. Leeds Lifetime Trust                    --         1,111,342
         c/o CMP Media Inc.
         600 Community Drive
         Manhasset, NY  11030
         Facsimile:  (516) 562-7123

         Liselotte J. Leeds Lifetime Trust                 --         1,106,342
         c/o CMP Media Inc.
         600 Community Drive
         Manhasset, NY  11030
         Facsimile:  (516) 562-7123


         Michael S. Leeds                              370,638      1,987,640(1)
         c/o CMP Media Inc.
         600 Community Drive
         Manhasset, NY  11030
         Facsimile:  (516) 562-7123

         Richard A. Leeds                                9,300      1,412,737(2)
         c/o CMP Media Inc.
         600 Community Drive
         Manhasset, NY  11030
         Facsimile:  (516) 562-7123

--------
1 Includes 207,504 shares owned by the Michael S. Leeds 1997 GRAT, 750,000 shares owned by the Michael S. Leeds 1999 GRAT and 1,030,136 shares owned by Michael S. Leeds directly.
2 Includes 975,760 shares owned by the Richard A. Leeds 1997 GRAT and 436,977 shares owned by Richard A. Leeds directly.


         Daniel H. Leeds                               392,620      1,705,999(3)
         c/o CMP Media Inc.
         600 Community Drive
         Manhasset, NY  11030
         Facsimile:  (516) 562-7123

         Greg Jobin-Leeds                                   --      1,392,567(4)
         c/o CMP Media Inc.
         600 Community Drive
         Manhasset, NY  11030
         Facsimile:  (516) 562-7123

         Jennifer Leeds                                     --        1,378,597
         c/o CMP Media Inc.
         600 Community Drive
         Manhasset, NY  11030
         Facsimile:  (516) 562-7123

         Kaleidoscope Foundation                       530,820           30,000
         c/o CMP Media Inc.
         600 Community Drive
         Manhasset, NY  11030
         Facsimile:  (516) 562-7123

         The Giant Steps Foundation                    303,330           27,586
         405 El Camino Real #514
         Menlo Park, CA  94025
         (650) 332-3112
         (no fax)

         The Andrea and Michael Leeds                  130,000               --
            Family Foundation
         c/o CMP Media Inc.
         Manhasset, NY  11030
         Facsimile:  (516) 562-7123

--------
3 Includes 195,171 shares owned by the Daniel H. Leeds 1997 GRAT and 1,510,828 shares owned by Daniel H. Leeds directly.
4 Includes 330,740 shares owned by the Greg Jobin-Leeds 1997 GRAT and 1,061,827 shares owned by Greg Jobin-Leeds directly.


         The Sunita and Daniel Leeds                   256,000               --
            Family Foundation
         c/o Miller Ellin & Co.
         750 Lexington Ave
         New York, NY  10022
         Facsimile:  (212) 750-2727

         Access Fund, Inc.                             256,000               --
         c/o Schott Foundation
         678 Massachusetts Avenue
         Cambridge, MA  02139
         Facsimile:  (617) 876-7702